Exhibit 99.1

AMETEK Announces Record Second Quarter Results and Raises 2022 Guidance

Berwyn, Pa., Aug. 2, 2022 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the second quarter ended June 30, 2022.

AMETEK’s second quarter 2022 sales were a record $1.51 billion, a 9% increase over the second quarter of 2021, with organic sales growth of 12%. Operating income increased 15% to a record $364.8 million and operating margins were 24.1%, up 130 basis points from second quarter 2021 margins.
On a GAAP basis, second quarter earnings per diluted share were $1.22. Adjusted earnings in the quarter were a record $1.38 per diluted share, up 20% from the second quarter of 2021. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization of $0.16 per diluted share. A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.
“AMETEK delivered excellent results in the second quarter with record sales, operating income and adjusted earnings per share,” commented David A. Zapico, AMETEK Chairman and Chief Executive Officer. “Our results were ahead of expectations driven by strong organic sales growth and continued impressive operating performance. Additionally, end demand remains strong and broad-based with excellent organic orders growth in the quarter. Given this performance, we are raising our earnings guidance for the full year.”
Electronic Instruments Group (EIG)
EIG sales in the second quarter were $1.03 billion, up 10% from the second quarter of 2021. EIG’s operating income in the quarter increased 17% to $265.1 million and operating income margins were 25.8%, an increase of 150 basis points versus the second quarter of 2021.
“EIG delivered outstanding operating results in the second quarter,” noted Mr. Zapico. “Sales growth was broad-based and stronger than expected while EIG’s operational excellence initiatives drove robust margin expansion in the quarter.”
Electromechanical Group (EMG)
Second quarter EMG sales were a record $486.3 million, up 7% from the same quarter in 2021. EMG’s second quarter operating income was $124.4 million, up 11% versus the prior year, while operating income margins were 25.6% in the quarter, up 70 basis points versus the prior year.

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“EMG had another strong quarter with excellent sales growth and outstanding operating performance resulting in continued strong margin expansion,” commented Mr. Zapico.
2022 Outlook
“Our businesses again delivered exceptional results in an increasingly challenging environment. This continued success reflects the hard work and commitment of all AMETEK colleagues, the quality of our niche, differentiated businesses, and the proven strength of the AMETEK Growth model. Our flexible operating structure allows us to quickly react to changing economic conditions, while our balance sheet and strong cash flows position us well to continue to deploy capital on value enhancing, strategic acquisitions,” noted Mr. Zapico.
“For 2022, we expect overall sales to be up high single digits compared to 2021. Adjusted diluted earnings per share are now expected to be in the range of $5.46 to $5.54, an increase of 13% to 14% over the comparable basis for 2021. This is an increase from our previous guidance range of $5.34 to $5.44 per diluted share,” he added.
"We expect overall sales in the third quarter to be up mid-single digits versus the prior year. Third quarter adjusted earnings per diluted share are anticipated to be in the range of $1.36 to $1.38, up 8% to 10% compared to the third quarter of 2021," concluded Mr. Zapico.

Conference Call
AMETEK will webcast its second quarter 2022 investor conference call on Tuesday, August 2, 2022, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.

About AMETEK
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with 2021 sales of $5.5 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, New Product Development, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P 500.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are "forward-looking statements." Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include risks related to COVID-19 and its potential impact on AMETEK’s operations, supply chain, and demand across key end markets; AMETEK’s ability to consummate and successfully integrate future acquisitions; risks with international sales and operations, including supply chain disruptions; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials;

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compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Contact:
Kevin Coleman
Vice President, Investor Relations and Treasurer
kevin.coleman@ametek.com
Phone: 610.889.5247

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AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$1,514,552	$1,386,346	$2,973,077	$2,602,088

Cost of sales	988,175	912,712	1,937,008	1,702,104
Selling, general and administrative	161,535	157,023	317,987	290,028
Total operating expenses	1,149,710	1,069,735	2,254,995	1,992,132

Operating income	364,842	316,611	718,082	609,956

Interest expense	(20,350)	(20,442)	(39,920)	(39,389)
Other income (expense), net	1,973	(4,414)	4,525	(6,356)

Income before income taxes	346,465	291,755	682,687	564,211

Provision for income taxes	64,092	60,076	127,867	113,299

Net income	$282,373	$231,679	$554,820	$450,912

Diluted earnings per share	$1.22	$1.00	$2.39	$1.94
Basic earnings per share	$1.23	$1.00	$2.40	$1.96

Weighted average common shares outstanding:
Diluted shares	231,247	232,841	232,156	232,569
Basic shares	230,100	230,828	230,790	230,632

Dividends per share	$0.22	$0.20	$0.44	$0.40

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales:
Electronic Instruments	$1,028,248	$933,934	$2,016,007	$1,724,858
Electromechanical	486,304	452,412	957,070	877,230
Consolidated net sales	$1,514,552	$1,386,346	$2,973,077	$2,602,088

Operating income:
Segment operating income:
Electronic Instruments	$265,115	$226,637	$509,889	$433,534
Electromechanical	124,371	112,434	252,580	217,467
Total segment operating income	389,486	339,071	762,469	651,001
Corporate administrative expenses	(24,644)	(22,460)	(44,387)	(41,045)
Consolidated operating income	$364,842	$316,611	$718,082	$609,956

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AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$348,653	$346,772
Receivables, net	885,080	829,213
Inventories, net	966,609	769,175
Other current assets	211,272	183,605
Total current assets	2,411,614	2,128,765

Property, plant and equipment, net	597,153	617,138
Right of use asset, net	168,829	169,924
Goodwill	5,173,411	5,238,726
Other intangibles, investments and other assets	3,633,964	3,743,634
Total assets	$11,984,971	$11,898,187

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$354,791	$315,093
Accounts payable and accruals	1,278,238	1,248,221
Total current liabilities	1,633,029	1,563,314

Long-term debt, net	2,147,362	2,229,148
Deferred income taxes and other long-term liabilities	1,254,489	1,233,841
Stockholders' equity	6,950,091	6,871,884
Total liabilities and stockholders' equity	$11,984,971	$11,898,187

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Diluted Earnings Per Share
	Three Months Ended
	June 30,
	2022	2021

Diluted earnings per share (GAAP)	$1.22	$1.00
Pretax amortization of acquisition-related intangible assets	0.21	0.20
Income tax benefit on amortization of acquisition-related intangible assets	(0.05)	(0.05)
Adjusted Diluted earnings per share (Non-GAAP)	$1.38	$1.15

	Forecasted Diluted Earnings Per Share
	Three Months Ended		Year Ended
	September 30, 2022		December 31, 2022
	Low	High	Low	High

Diluted earnings per share (GAAP)	$1.20	$1.22	$4.82	$4.90
Pretax amortization of acquisition-related intangible assets	0.21	0.21	0.84	0.84
Income tax benefit on amortization of acquisition-related intangible assets	(0.05)	(0.05)	(0.20)	(0.20)
Adjusted Diluted earnings per share (Non-GAAP)	$1.36	$1.38	$5.46	$5.54

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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